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                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Selected Consolidated Financial and Operating Data" and "Experts" and to the use of our report dated February 1, 2001, in the Registration Statement (Form S-1
No. 333-00000) and related Prospectus of United Defense Industries, Inc. to be filed with the Securities and Exchange Commission on or about October 22, 2001.


                                                /s/ Ernst & Young LLP

McLean, VA
October 19, 2001